Exhibit 23.2
                               [FIRM LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report, as of and for the year ended December 31, 1994 which is dated February 3, 1995, in the Amendment No. 1 to the Registration Statement (Form S-4 Commission File No. 333-32459) for the registration of 5,265,885 shares of Carolina First Corporation common stock.

                                               /s/ Elliott, Davis & Company, LLP
Greenville, South Carolina                      ELLIOTT, DAVIS & COMPANY, LLP
September 4, 1997


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